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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


              MPSI Systems Limited                                                     U.K. Corporation
              MPSI Australia Pty. Ltd.                                            Australia Corporation
              MPSI do Brasil                                                         Brazil Corporation
              MPSI Systems SARL                                                      French Corporation
              MPSI Systems K.K.                                                    Japanese Corporation
              MPSI Systems Pte. Ltd.                                              Singapore Corporation
              Shanghai MPSI Software Inc.                                           Chinese Corporation



              INACTIVE CORPORATIONS

              MPSI China Inc.                                                      Delaware Corporation
              MPSI Surveys Inc.                                                    Oklahoma Corporation
              MPSI Systems Canada Inc.                                             Canadian Corporation
              Management Planning Systems, Inc.                                    Oklahoma Corporation
              MPSI Systems GmbH                                                      German Corporation
              Quest Systems International Inc.                                     Delaware Corporation





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